Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-184156 and Post-Effective Amendment No. 1 thereto) pertaining to the Waste Management Retirement Savings Plan of our report dated May 30, 2018, with respect to the financial statements and supplemental schedule of the Waste Management Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ Weaver and Tidwell, L.L.P.

Houston, Texas

May 30, 2018